Exhibit 99.1
FOR IMMEDIATE RELEASE
MaxLinear, Inc. Announces First Quarter 2015 Financial Results
$35.4 Million First Quarter Revenue Grows 9 percent Year-over-Year
Carlsbad, Calif. – April 30th, 2015 – MaxLinear, Inc. (NYSE: MXL), a provider of integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communication and data center, metro, and long-haul transport network applications, today announced financial results for the first quarter ended March 31, 2015.
Management Commentary
“We are pleased to announce that in the first quarter of 2015 we recognized revenue of $35.4 million, representing growth of 9 percent on both a year-over-year and sequential basis, and above the high end of our prior guidance,” commented Kishore Seendripu, Ph.D., Chairman and CEO. “This revenue strength, combined with a continued tight focus on operating costs resulted in a strong quarter of operating cash flow generation of $3.8 million. Our revenue growth in the first quarter of 2015 was the result of strong demand across our cable and satellite platform solutions, which more than offset expected seasonal softness in our terrestrial set-top box business. We are particularly encouraged that the demand for our DOCSIS3.0 data modem and gateway front end solutions, one of our primary cable growth drivers, experienced a strong shift towards higher-channel-count DOCSIS 3.0 modems and gateways. We are also pleased to see the continuing ramp in the shipments of our satellite products, with a near doubling of satellite revenue quarter-over-quarter.”
Generally Accepted Accounting Principles (GAAP) Results
Net revenue for the first quarter of 2015 was $35.4 million, an increase of 9 percent compared to the fourth quarter of 2014, and an increase of 9 percent compared to the first quarter of 2014. Gross profit for the first quarter of 2015 was 61.2 percent of revenue, compared to 60.8 percent for the fourth quarter of 2014, and 61.7 percent for the first quarter of 2014.
Net loss for the first quarter of 2015 was $4.7 million, or $0.12 per share (diluted), which included approximately $2.5 million in fees and expenses related to our proposed acquisition of Entropic Communications and $0.6 million in severance costs related to eliminating engineering operations in Shanghai. These results compare to a net loss of $2.4 million, or $0.06 per share (diluted), for the fourth quarter of 2014, and net loss of $0.9 million, or $0.02 per share (diluted), for the first quarter of 2014.
Cash flow provided by operations for the first quarter of 2015 totaled $3.8 million, compared to cash used in operations of $5.8 million for the fourth quarter of 2014, and cash provided by operations of $4.1 million for the first quarter of 2014.
Cash, cash equivalents and investments totaled $81.3 million at March 31, 2015, compared to $79.4 million at December 31, 2014, and $88.7 million at March 31, 2014.
Non-GAAP Results
Non-GAAP gross profit percentage for the first quarter of 2015 was 61.3 percent of revenue, compared to 60.9 percent for the fourth quarter of 2014, and 61.8 percent for the first quarter of 2014.
Non-GAAP net income for the first quarter of 2015 was $3.6 million, or $0.09 per share (diluted), compared to $2.1 million, or $0.05 per share (diluted), for the fourth quarter of 2014, and $3.7 million, or $0.10 per share (diluted), for the first quarter of 2014.
Second Quarter 2015 Revenue Guidance
Excluding any contribution from our pending acquisition of Entropic Communications, we expect revenue in the second quarter of 2015 to be between $37 million and $38 million and both GAAP and non-GAAP gross profit percentage to be 61 percent to 62 percent of revenue.

Conference Call Details
MaxLinear will host its first quarter 2015 financial results conference call today, April 30, 2015 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-888-505-4369 / International: 1-719-457-2645 with conference ID: 7960601. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at http://investors.maxlinear.com, and will be archived and available after the call at http://investors.maxlinear.com until May 14, 2015. A replay of the conference call will also be available until May 14, 2015 by dialing US toll free: 1-888-203-1112 / International: 1-719-457-0820 and referencing passcode: 7960601.

Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including our current guidance for second quarter 2015 revenue and gross profit percentage); trends and growth opportunities in specific product markets for cable, terrestrial, satellite, and other applications; and opportunities associated with new product offerings and our strategy to expand our addressable market, including our recent acquisition of Physpeed and our pending acquisition of Entropic. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Risks and uncertainties affecting our business, operating results, financial condition, and stock price, include, among others, integration and operational risks arising from our pending acquisition of Entropic; intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; uncertainties concerning how end user markets for our products will develop, including end user markets for the cable and satellite applications of our products as well as end user markets for products currently in development; potential uncertainties arising from continued consolidation among cable television operators; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; limited trading volumes; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry, including pending litigation against us by a third party with the United States International Trade Commission and in United States District Court in Delaware; our reliance on a limited number of third party manufacturers; and our lack of long-term supply contracts and dependence on limited sources of supply. Risks relating to our potential acquisition of Entropic include the challenges and costs of closing, integrating, restructuring, and achieving currently anticipated synergies; the ability to retain key employees, customers, and suppliers of Entropic or MaxLinear while the acquisition is pending and thereafter; and other factors generally affecting the business, operating results, and financial condition of either MaxLinear or Entropic or the combined company . In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K, as amended by Amendment No. 1 filed with the SEC on March 12, 2015. Additional risks, uncertainties, and other information will be contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which MaxLinear expects to file with the SEC in May 2015.
Use of Non-GAAP Financial Measures
To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP net income, gross profit percentage, and earnings per share. These supplemental measures exclude the effects of (i) stock-based compensation expense and its related tax effect, if any; (ii) an accrual related to our performance based bonus plan for 2015, which if achieved we intend to settle in stock in 2016; (iii) an accrual related to our performance based bonus plan for 2014, which we intend to settle in stock in May 2015; (iv) amortization of purchased intangible assets; (v) acquisition costs related to our recently completed acquisition of Physpeed and our potential acquisition of Entropic; (vi) restricted merger proceeds; (vii) change in fair value of contingent consideration; (viii) severance charges; (ix) professional fees and settlement costs related to our previously disclosed IP litigation matters; and (x) the release of the valuation allowance due to deferred tax liability acquired. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.
We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:
Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. In addition, we exclude the related tax effect of stock-based compensation expense, if any, from non-GAAP net income.

Bonus payments under our executive and non-executive bonus programs have been excluded from our non-GAAP net income for 2015 and 2014. Bonus payments for the 2014 performance period will be settled through the issuance of shares of Class A common stock under our equity incentive plans in May 2015, and we currently expect that any bonus payments under our 2015 programs will also be settled in stock. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.
Restricted stock units to be granted under our equity incentive plan to Physpeed continuing employees if certain 2015 and 2016 revenue targets are met contingent upon continued employment reflect a non-cash charge that we exclude from non-GAAP net income.
Expenses incurred in relation to acquisitions include amortization of purchased intangible assets, acquisition costs primarily consisting of professional fees, restricted merger proceeds which represent merger proceeds held back from the former principal shareholders of Physpeed which will be paid on a quarterly basis through October 31, 2016 and the change in fair value of contingent consideration.
Severance charges incurred relate primarily to our exit of research and development activities in Shanghai, China and other non-recurring charges related to the termination of employees.
Expenses incurred in relation to our intellectual property litigation include professional fees incurred.
The acquisition of Physpeed resulted in a net deferred tax liability, which led to the release of valuation allowance and a benefit for income taxes for the three months ended December 31, 2014.
Reconciliations of non-GAAP measures disclosed in this press release appear below.
About MaxLinear, Inc.
MaxLinear, Inc. is a provider of integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communication and data center, metro, and long-haul transport network applications. MaxLinear is located in Carlsbad, California, and its address on the Internet is www.maxlinear.com.
MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.
MaxLinear, Inc. Investor Relations Contact:
Brian Nugent
Finance and Investor Relations Manager
Tel: 949-333-0237
MaxLinear, Inc. Corporate Contact:
Adam Spice
Chief Financial Officer
Tel: 949-333-0092

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Net revenue	$35,396	$32,478	$32,501
Cost of net revenue	13,725	12,728	12,448
Gross profit	21,671	19,750	20,053
Operating expenses:
Research and development	15,281	14,681	13,095
Selling, general and administrative	10,944	9,601	7,761
Total operating expenses	26,225	24,282	20,856
Loss from operations	(4,554)	(4,532)	(803)
Interest income	70	54	61
Interest expense	—	(15)	—
Other expense, net	(34)	(29)	(12)
Loss before provision (benefit) for income taxes	(4,518)	(4,522)	(754)
Provision (benefit) for income taxes	204	(2,160)	108
Net loss	$(4,722)	$(2,362)	$(862)
Net loss per share:
Basic	$(0.12)	$(0.06)	$(0.02)
Diluted	$(0.12)	$(0.06)	$(0.02)
Shares used to compute net loss per share:
Basic	38,015	37,496	35,369
Diluted	38,015	37,496	35,369

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Operating Activities
Net loss	$(4,722)	$(2,362)	$(862)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Amortization and depreciation	1,639	1,580	1,134
Amortization of investment premiums, net	149	146	210
Stock-based compensation	3,719	3,928	3,393
Deferred income taxes	—	(2,292)	11
Gain on sale of available-for-sale securities	—	(3)	—
Impairment of long-lived assets	—	21	—
Changes in operating assets and liabilities:
Accounts receivable	(2,143)	2,379	(1,320)
Inventory	(1,991)	(1,213)	(1,010)
Prepaid and other assets	(416)	(350)	(42)
Accounts payable, accrued expenses and other current liabilities	2,832	17	590
Accrued compensation	1,874	241	2,039
Deferred revenue and deferred profit	21	(1,273)	529
Accrued price protection liability	2,647	(6,467)	(637)
Other long-term liabilities	159	(120)	56
Net cash provided by (used in) operating activities	3,768	(5,768)	4,091
Investing Activities
Purchases of property and equipment	(1,024)	(1,033)	(1,445)
Cash used in acquisition	—	(9,136)	—
Purchases of available-for-sale securities	(16,153)	(20,245)	(18,699)
Maturities of available-for-sale securities	16,190	21,277	18,195
Net cash used in investing activities	(987)	(9,137)	(1,949)
Financing Activities
Net proceeds from issuance of common stock	248	1,720	49
Minimum tax withholding paid on behalf of employees for restricted stock units	(265)	(169)	(136)
Deferred issuance costs	(697)	—	—
Net cash provided by (used in) financing activities	(714)	1,551	(87)
Effect of exchange rate changes on cash and cash equivalents	6	(5)	(5)
Increase (decrease) in cash and cash equivalents	2,073	(13,359)	2,050
Cash and cash equivalents at beginning of period	20,696	34,055	26,450
Cash and cash equivalents at end of period	$22,769	$20,696	$28,500

MAXLINEAR, INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2015	December 31, 2014	March 31, 2014
Assets
Current assets:
Cash and cash equivalents	$22,769	$20,696	$28,500
Short-term investments, available-for-sale	42,173	48,399	44,769
Accounts receivable, net	20,666	18,523	21,378
Inventory	12,849	10,858	11,042
Prepaid expenses and other current assets	3,574	2,438	1,675
Total current assets	102,031	100,914	107,364
Property and equipment, net	11,264	12,441	7,913
Long-term investments, available-for-sale	16,332	10,256	15,428
Intangible assets, net	10,191	10,386	670
Goodwill	1,201	1,201	—
Other long-term assets	490	513	581
Total assets	$141,509	$135,711	$131,956
Liabilities and stockholders’ equity
Current liabilities	$39,858	$33,246	$41,691
Other long-term liabilities	3,522	3,363	1,149
Total stockholders’ equity	98,129	99,102	89,116
Total liabilities and stockholders’ equity	$141,509	$135,711	$131,956

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
GAAP net loss	$(4,722)	$(2,362)	$(862)
Stock-based compensation:
Cost of net revenue	35	35	29
Research and development	2,340	2,534	2,194
Selling, general and administrative	1,344	1,359	1,170
Total stock-based compensation	3,719	3,928	3,393
Share-based bonus plan*:
Cost of net revenue	5	6	9
Research and development	313	790	491
Selling, general and administrative	346	328	373
Total share-based bonus plan	664	1,124	873
Amortization of purchased intangible assets	116	45	—
Acquisition costs	2,504	242	—
Restricted merger proceeds	208	139	—
Change in fair value of contingent consideration	(183)	—	—
Severance charges	672	—	—
IP litigation costs, net	627	1,302	340
Release of valuation allowance due to net deferred tax liability acquired	—	(2,335)	—
Non-GAAP net income	$3,605	$2,083	$3,744
Shares used in computing non-GAAP basic net income per share	38,015	37,496	35,369
Shares used in computing GAAP diluted net loss per share	38,015	37,496	35,369
Dilutive common stock equivalents	2,027	1,683	2,949
Shares used in computing non-GAAP diluted net income per share	40,042	39,179	38,318
Non-GAAP basic net income per share	$0.09	$0.06	$0.11
Non-GAAP diluted net income per share	$0.09	$0.05	$0.10

*
Share-based bonus plan for the three months ended March 31, 2015 relates to an accrual related to our performance based bonus plan for 2015, which will be settled in stock in 2016, offset by a decrease of $0.1 million in the accrual for restricted stock unit awards to be granted to Physpeed continuing employees contingent upon continued employment and the achievement of certain 2015 and 2016 revenue milestones. Share-based bonus plan for the three months ended December 31, 2014 and March 31, 2014 relates to an accrual related to our performance based bonus plan for 2014, which will be settled in stock in 2015. In addition, the share-based bonus plan for the three months ended December 31, 2014 includes $0.3 million related to an accrual for restricted stock unit awards to be granted to Physpeed continuing employees contingent upon continued employment and the achievement of certain 2015 and 2016 revenue milestones

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
GAAP gross profit as a % of revenue	61.2%	60.8%	61.7%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%	0.1%
Share-based bonus plan:
Cost of net revenue	—%	—%	—%
Non-GAAP gross profit as a % of revenue	61.3%	60.9%	61.8%
GAAP loss from operations as a % of revenue	(12.9)%	(14.0)%	(2.5)%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%	0.1%
Research and development	6.6%	7.8%	6.8%
Selling, general and administrative	3.8%	4.2%	3.6%
Share-based bonus plan:
Cost of net revenue	—%	—%	—%
Research and development	0.9%	2.4%	1.5%
Selling, general and administrative	1.0%	1.0%	1.1%
Amortization of purchased intangible assets	0.3%	0.1%	—%
Acquisition costs	7.1%	0.7%	—%
Restricted merger proceeds	0.6%	0.4%	—%
Change in fair value of contingent consideration	(0.5)%	—%	—%
Severance charges	1.9%	—%	—%
IP litigation costs, net	1.8%	4.0%	1.0%
Non-GAAP income from operations as a % of revenue	10.7%	6.7%	11.6%